EXHIBIT 99.1

A Tribute to Alex Barkas

PALO ALTO, Calif.--(BUSINESS WIRE)--November 23, 2011--Geron Corporation; Amicus Therapeutics; Complete Genomics, Inc.; Archemix Corp.; Neomend, Inc.; and TOPICA Pharmaceuticals, Inc. made the following tribute to Alexander Barkas:

Our companies are greatly saddened to acknowledge the unexpected passing of Alex Barkas on November 21, 2011.

Alex had an extraordinary relationship with all of us as an investor and a member of our boards of directors. Throughout his many years of service, Alex was a strong advocate for our companies, and for the innovative technologies we pioneered. He had a remarkably incisive mind for business. Coupled with his deep, intuitive understanding of science, and his formidable intellect, he was an extremely able leader at our companies, and within the broader biotechnology industry. Alex embodied the essence of healthcare venture capital and through his passion for science and nurturing emerging companies, he improved the lives of so many patients. He will be deeply missed by many past and present employees, as well as by his fellow directors and many friends within our respective communities.

It is often said of great men that they are larger than life. Alex Barkas was surely such a man, and we will treasure our memories of him as a mentor, colleague and friend.

CONTACT:
Geron Corporation
Anna Krassowska, Ph.D., 650-473-7765
info@geron.com
or
Amicus Therapeutics, Inc.
Sara Pellegrino, 609-662-5044
spellegrino@amicustherapeutics.com
or
Complete Genomics, Inc.
Scott Sandler, 650-943-2788
ssandler@completegenomics.com
or
Yates Public Relations for Archemix Corp.
Kathryn Morris, 845-635-9828
or
Neomend, Inc.
Charity Azadian, 949-783-3447
charity.azadian@neomend.com
or
WCG for Topica Pharmaceuticals, Inc.
Joey Fleury, 415-946-1090
jfleury@wcgworld.com